Exhibit 99.4

NorthWestern Corporation
d/b/a NorthWestern Energy
125 S. Dakota Ave.
Sioux Falls, SD 57104
www.northwesternenergy.com

News Release	NASDAQ: NWEC

FOR IMMEDIATE RELEASE

Media/Investor Relations Contact:

Roger Schrum

605-978-2848

roger.schrum@northwestern.com

NORTHWESTERN CORPORATION BOARD OF DIRECTORS

CHOOSES CHAIRMAN AND COMMITTEES

SIOUX FALLS, S.D. – Nov. 1, 2004 – NorthWestern Corporation (NASDAQ: NWEC) d/b/a NorthWestern Energy today announced that its newly constituted Board of Directors has chosen Dr. E. Linn Draper, Jr. as nonexecutive Chairman of the Board.

Dr. Draper recently retired as Chairman, President and Chief Executive Officer of American Electric Power.

Additionally, the Board has organized the following committees:

•              Audit Committee, chaired by Stephen P. Adik, with Corbin A. McNeill, Jr. and Jon S. Fossel as committee members;

•              Human Resources Committee, chaired by Philip L. Maslowe, with Mr. McNeill and Julia L. Johnson as committee members; and

•              Governance Committee, chaired by Mr. Fossel, and with Ms. Johnson and Dr. Draper as committee members.

For more information on NorthWestern’s Board of Directors, please visit the Corporate Governance section of www.northwesternenergy.com.

About NorthWestern Energy

NorthWestern Corporation d/b/a NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 608,000 customers in Montana, South Dakota and Nebraska.   More information on NorthWestern Energy is available on the Company’s new Web site at www.northwesternenergy.com.

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